UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 20, 2005

CATALYTICA ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31953	77-0410420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1388 North Tech Boulevard, Gilbert, AZ  85233

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:      (480) 556-5555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On September 22, 2005, the Compensation Committee of the Board of Directors of Catalytic Energy Systems, Inc. (the “Registrant”) approved, among other things, an employment agreement with President, Chief Executive Officer and Chief Financial Officer Robert W. Zack, attached hereto as Exhibit 10.1 (the “Employment Agreement”).  On September 27, 2005, the Registrant and Mr. Zack entered into the Employment Agreement.  The Employment Agreement provides that Mr. Zack shall receive: (i) a base salary equal to $260,000, retroactive to July 1, 2005; (ii) and a target bonus equal to 100% of his base salary, which may be paid in a combination of cash and equity compensation, provided that at least fifty percent of the target bonus shall be paid in cash; and (iii) a grant of 50,000 restricted stock units under the Registrant’s 1995 Stock Plan, which shall vest quarterly over four years.

In addition, among other things, the Employment Agreement provides that:

•                  if Mr. Zack is involuntarily terminated other than for cause at any time prior to an announcement of a change of control or on or after the date that is twenty-four (24) months following a change of control or the announcement of a change of control, whichever comes later, then, Mr. Zack will be entitled to receive the following severance and non-competition benefits: (i) a cash payment equal to two hundred percent (200%)  of his annual compensation, and (ii) subsidized COBRA premiums for up to a maximum of eighteen (18) months.

•                  if Mr. Zack is involuntarily terminated other than for cause at any time after an announcement of a change of control and prior to twenty-four (24) months following a change of control or the announcement of a change of control, whichever comes later, then, Mr. Zack will be entitled to receive the following severance and non-competition benefits: (i) a cash payment equal to two hundred percent (200%) of his annual compensation plus a pro rata cash payment of the current year bonus award based on the target bonus for Mr. Zack, less any change of control retention payments already paid to Mr. Zack; (ii) one hundred percent (100%) Registrant-paid health, dental and life insurance coverage; and (iii) full acceleration of the vesting with respect to one hundred percent (100%) of the unvested portion of any stock option or restricted stock (including restricted stock units) held by Mr. Zack.

•                  in the event of a change of control wherein Mr. Zack is employed by the acquiring entity in the position of Chief Financial Officer or a greater position, then Mr. Zack shall receive cash retention payments equal to one third of his annual compensation on the following dates (subject to Mr. Zack remaining employed by the acquiring entity through such dates):

•                  on the date of the change of control;

•                  on the date six months following the change of control; and

•                  on the one-year anniversary of the change of control

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement.  Any information disclosed in this Current Report on Form 8-K/A or the exhibit attached hereto shall not be construed as an admission that such information is material.

Item 1.02               Termination of a Material Definitive Agreement

In connection with the Registrant entering into the Employment Agreement, the Registrant terminated that certain Letter Agreement by and between the Registrant and Robert W. Zack, dated as of February 6, 2003, which sets forth, among other things, Mr. Zack’s base salary, target bonus, equity compensation, benefits and compensation.

In connection with the Registrant entering into the Employment Agreement, the Registrant terminated that Change of Control Severance Agreement by and between the Registrant and Robert W. Zack, dated as of August 16, 2002, which sets forth, among other things, certain severance benefits of Mr. Zack upon a change of control of the Registrant.  A brief description of such agreement is set forth in the Registrant’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on April 25, 2005.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 20, 2005, the Registrant filed a Current Report on Form 8-K and issued a press release announcing the resignation of Mike Murry as president, chief executive officer and director effective June 30, 2005, and the appointment of Vice President and Chief Financial Officer Robert W. Zack as interim President and Chief Executive Officer.

On September 27, 2005, the Registrant appointed Robert W. Zack as the President and Chief Executive Officer of the Registrant.  Mr. Zack, who is 42 years of age, will continue his responsibilities of leading the strategic direction of the Registrant.  Mr. Zack joined the Registrant in February 2002 as Vice President and Controller, and served as the Registrant’s Vice President and Chief Financial Officer from April 2003 until June 2005.  Over the past three years, Mr. Zack has been instrumental in driving strategic business objectives, achieving a significant reduction in operating expenses and maintaining a lean cost structure throughout the organization.  Additional biographical information of Mr. Zack is set forth in the Registrant’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on April 25, 2005.

Item 1.01 of this Form 8-K/A is hereby incorporated by reference into this Item 5.02.

Item 9.01               Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Document
10.1†	Employment Agreement by and between the Registrant and Robert W. Zack, dated as of September 27, 2005

†              Confidential treatment requested for a portion of this agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYTICA ENERGY SYSTEMS, INC.

By:	/s/ Robert W. Zack
Robert W. Zack, President, Chief Executive Officer and Chief Financial Officer

Date: September 28, 2005

EXHIBIT INDEX

Exhibit Number	Document
10.1†	Employment Agreement by and between the Registrant and Robert W. Zack, dated as of September 27, 2005

†              Confidential treatment requested for a portion of this agreement.